Exhibit 99.2

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data

Non-performing assets

	March 31, 2008	December 31, 2007

	(dollars in thousands)
Non-accrual loans	$95,096	$72,682
Loans 90 days or more past due and
still accruing interest	6,921	4,394
Restructured loans	169	173

Total non-performing loans	102,186	77,249
Other real estate	12,589	9,723

Total non-performing assets	$114,775	$86,972

As a percent of Portfolio Loans
Non-performing loans	4.03%	3.03%
Allowance for loan losses	1.97	1.78
Non-performing assets to total assets	3.53	2.65
Allowance for loan losses as a percent of
non-performing loans	49	59

Allowance for loan losses

	Three months ended March 31,
	2008		2007

	Loans	Unfunded Commitments	Loans	Unfunded Commitments

	(in thousands)
Balance at beginning of period	$45,294	$1,936	$26,879	$1,881
Additions (deduction)
Provision charged to operating expense	11,383	(67)	7,989	150
Recoveries credited to allowance	569		555
Loans charged against the allowance	(7,335)		(4,515)

Balance at end of period	$49,911	$1,869	$30,908	$2,031

Net loans charged against the allowance to
average Portfolio Loans (annualized)	1.07%		0.65%

Alternative Sources of Funds

	March 31, 2008			December 31, 2007

	Amount	Average Maturity	Rate	Amount	Average Maturity	Rate

	(dollars in thousands)
Brokered CDs(1,2)	$247,603	2.1 years	4.60%	$516,077	1.9 years	4.72%
Fixed rate FHLB advances(1)	351,754	1.7 years	3.80	240,509	1.3 years	4.81
Variable rate FHLB advances(1)				20,000	.3 years	4.35
Securities sold under agreements to
Repurchase(1)	35,000	2.7 years	4.42	35,000	2.9 years	4.42
FRB - Discount borrowing	150,000	.1 years	2.68
Federal funds purchased	45,831	1 day	2.50	54,452	1 day	4.00

Total	$830,188	1.5 years	3.79%	$866,038	1.6 years	4.68%

(1)	Certain of these items have had their average maturity and rate altered through the use of derivative instruments, including pay-fixed and pay-variable interest rate swaps.

Capitalization

	March 31, 2008	December 31, 2007

	(dollars in thousands)
Unsecured debt	$2,500	$3,000

Subordinated debentures	92,888	92,888
Amount not qualifying as regulatory capital	(2,788)	(2,788)

Amount qualifying as regulatory capital	90,100	90,100

Shareholders' Equity
Preferred stock, no par value
Common stock, par value $1.00 per share	22,765	22,601
Capital surplus	196,675	195,302
Retained earnings	19,062	22,770
Accumulated other comprehensive income (loss)	38	(171)

Total shareholders' equity	238,540	240,502

Total capitalization	$331,140	$333,602

Non-Interest Income

	Three months ended
	March 31, 2008	December 31, 2007	March 31, 2007

	(in thousands)
Service charges on deposit accounts	$5,647	$6,418	$4,888
Net gains (losses) on assets
Mortgage loans	1,867	904	1,081
Securities	(2,163)	(964)	79
VISA check card interchange income	1,371	1,376	950
Mortgage loan servicing	(323)	364	527
Mutual fund and annuity commissions	424	609	479
Bank owned life insurance	478	462	449
Title insurance fees	417	344	414
Manufactured home loan origination fees
and commissions			114
Other	1,774	1,660	1,689

Total non-interest income	$9,492	$11,173	$10,670

Mortgage Loan Activity

	Three months ended
	March 31, 2008	December 31, 2007	March 31, 2007

	(in thousands)
Mortgage loans originated	$118,242	$147,220	$116,815
Mortgage loans sold	84,449	64,547	69,212
Mortgage loans sold with servicing
rights released	7,882	9,379	11,679
Net gains on the sale of Mortgage loans	1,867	904	1,081
Net gains as a percent of Mortgage
loans sold ("Loan Sale Margin")	2.21%	1.40%	1.56%
SFAS #133/159 adjustments included in the Loan
Sale Margin	0.97	(0.18)	(0.04)

Capitalized Mortgage Loan Servicing Rights

	Three months ended March 31,
	2008	2007

	(in thousands)
Balance at beginning of period	$15,780	$14,782
Originated servicing rights capitalized	878	686
Amortization	(636)	(407)
(Increase)/decrease in impairment reserve	(725)	(100)

Balance at end of period	$15,297	$14,961

Impairment reserve at end of period	$1,044	$168

Non-Interest Expense

	Three months ended
	March 31, 2008	December 31, 2007	March 31, 2007

	(in thousands)
Salaries	$10,156	$9,825	$10,001
Performance-based compensation and benefits	1,304	1,218	1,321
Other benefits	2,724	2,395	2,646

Compensation and employee benefits	14,184	13,438	13,968
Occupancy, net	3,114	2,754	2,614
Loan and collection	1,925	1,437	1,006
Furniture, fixtures and equipment	1,817	1,944	1,900
Data processing	1,725	1,854	1,438
Advertising	1,100	1,549	1,152
Credit card and bank service fees	1,046	1,037	967
Communications	1,015	1,003	830
Deposit insurance	833	268	87
Amortization of intangible assets	793	934	570
Supplies	543	633	607
Legal and professional	418	511	506
Branch acquisition and conversion costs			422
Goodwill impairment			343
Other	1,738	2,223	1,556

Total non-interest expense	$30,251	$29,585	$27,966

Average Balances and Tax Equivalent Rates

	Three Months Ended March 31,
	2008			2007

	Average Balance	Interest	Rate	Average Interest	Interest	Rate

Assets	(dollars in thousands)
Taxable loans (1)	$2,564,643	$48,013	7.52%	$2,509,746	$49,849	8.02%
Tax-exempt loans (1,2)	9,628	174	7.27	9,513	160	6.82
Taxable securities	162,170	2,304	5.71	185,139	2,477	5.43
Tax-exempt securities (2)	204,890	3,586	7.04	238,654	4,121	7.00
Other investments	24,522	357	5.86	25,563	314	4.98

Interest Earning Assets -
Continuing Operations	2,965,853	54,434	7.37	2,968,615	56,921	7.74

Cash and due from banks	52,459			53,228
Taxable loans - discontinued operations				33,084
Other assets, net	225,950			205,532

Total Assets	$3,244,262			$3,260,459

Liabilities
Savings and NOW	$998,429	3,565	1.44	$903,426	4,249	1.91
Time deposits	1,099,345	12,647	4.63	1,506,171	18,159	4.89
Long-term debt	994	12	4.86	2,994	34	4.61
Other borrowings	529,439	6,425	4.88	199,667	3,270	6.64

Interest Bearing Liabilities-
Continuing Operations	2,628,207	22,649	3.47	2,612,258	25,712	3.99

Demand deposits	289,814			282,172
Time deposits - discontinued operations				24,732
Other liabilities	83,426			81,636
Shareholders' equity	242,815			259,661

Total liabilities and shareholders' equity	$3,244,262			$3,260,459

Tax Equivalent Net Interest Income		$31,785			$31,209

Tax Equivalent Net Interest Income
as a Percent of Earning Assets			4.30%			4.23%

(1)	All domestic
(2)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 35%

Commercial Loan Portfolio Analysis as of March 31, 2008

		Total Commercial Loans Watch Credits			Percent of
					Loan
Loan Category	All Loans	Performing	Non- performing	Total	Category in Watch Credit

	(dollars in thousands)
Land	$32,332	$10,494	$11,183	$21,677	67.0%
Land Development	48,587	9,771	20,858	30,629	63.0%
Construction	95,015	22,577	13,863	36,440	38.4%
Income Producing	340,579	37,805	12,229	50,034	14.7%
Owner Occupied	339,147	42,844	10,248	53,092	15.7%

Total Commercial Real Estate Loans (1)	$855,660	$123,491	$68,381	$191,872	22.4%

Other Commercial Loans(1)	$195,601	$22,723	$3,344	$26,067	13.3%

Total non-performing commercial loans			$71,725

	Commercial Loans in Southeastern Michigan
		Watch Credits			Percent of
					Loan
Loan Category	All Loans	Performing	Non- performing	Total	Category in Watch Credit

	(dollars in thousands)
Land	$20,536	$1,211	$15,449	$16,660	81.1%
Land Development	18,725		13,038	13,038	69.6%
Construction	25,751	5,673	4,570	10,243	39.8%
Income Producing	109,773	13,755	6,358	20,113	18.3%
Owner Occupied	93,502	8,004	6,920	14,924	16.0%

Total Commercial Real Estate Loans	$268,287	$28,643	$46,335	$74,978	27.9%

Other Commercial Loans	$61,226	$12,508	$1,077	$13,585	22.2%

Total non-performing commercial loans in
Southeastern Michigan			$47,412

(1)	The total of these two categories is different than the March 31, 2008, Consolidated Statement of Financial Condition due primarily to loans in process.